Exhibit 10.1

Moleculin Biotech, Inc.

5300 Memorial Drive, Suite 950

Houston, Texas 77007

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Moleculin Biotech, Inc., a Delaware corporation (the “Company”) as follows:

1.       This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.        The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 7,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) and (ii) Warrants (the “Warrants”) to purchase an aggregate of up to 5,625,000 authorized but unissued shares of Common Stock (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” The Shares and Warrants will be offered and sold in a fixed combination consisting of one share of Common Stock and 0.75 of a Warrant. The Shares and Warrants shall be immediately separable and transferable upon issuance. The form of the Warrant is attached hereto as Exhibit A.

3.       The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-219434 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and Warrants and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.       The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and Warrants set forth below for the aggregate Purchase Price set forth below. The Shares and Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus and that there is no minimum offering amount.

5.       The manner of settlement of the Shares and Warrants purchased by the Investor shall be as follows:

The Shares shall be settled as follows:

Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue such Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Oppenheimer & Co. Inc. (the “Placement Agent”) identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY THE PLACEMENT AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.       The executed Warrants shall be delivered to the Investor by mail, registered in such names and sent to such address as specified by the Investor below.

7.       The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a a person “assocuated with a member” (as such term is defined under FINRA’s By-laws) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.       The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated August 11, 2017, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.       No offer by the Investor to buy Shares and Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.    The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence and terms of the Offering.

Number of Shares :

Number of Warrants:

Purchase Price per Share and related Warrant: $0.80

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: February 6, 2020

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this 6th day of February 2020:

MOLECULIN BIOTECH, INC.

By:
Title:

annex I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.      Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and Warrants.

2.      Agreement to Sell and Purchase the Securities; Placement Agent.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2          The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3          Investor acknowledges that the Company has agreed to pay Oppenheimer & Co. Inc. (the “Placement Agent”) a fee (the “Placement Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares and Warrants to the Investor.

2.4          The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.      Closings and Delivery of the Securities and Funds.

3.1          Closing. The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Company’s transfer agent (“Transfer Agent”), to deliver to the Investor the number of Shares included in the Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor, a Warrant for the number of Warrant Shares included in the Units set forth on the Signature Page, and (c) the aggregate purchase price for the Shares and Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2          Conditions to the Obligations of the Parties.

3.3    (a)     Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares and Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on the Signature Page, and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.4    (b)    Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and Warrants will be subject to (i) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement and (ii) the delivery of a legal opinion by Schiff Hardin LLP in form and substance reasonably acceptable to the Investor, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares and Warrants that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.5          Delivery of Funds.

Payment for the Shares and Warrants shall be made as follows:

Delivery Versus Payment through The Depository Trust Company. The purchase of the Shares shall be settled by delivery versus payment through DTC. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and Warrants being purchased by the Investor.

3.6          Delivery of Shares.

Delivery Versus Payment through The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement Agent identified by Investor. Upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4.      Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1          The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and Warrants set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2          (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares and Warrants, or possession or distribution of offering materials in connection with the issue of the Shares and Warrants in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Registration Statement, Prospectus or any free writing prospectus.

4.3          (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4          The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants. The Investor also understands that there is no established public trading market for the Warrants, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any national securities exchange or other trading market. The Investor understands that without an active trading market, the liquidity of the Warrants will be limited.

4.5          The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6          Since the time at which the Placement Agent first provided the material pricing terms of the Offering, the Investor has not disclosed any material pricing information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.      Covenants of the Company. For a period of 60 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than (A) a registration on Form S-8 or on any successor form and (B) the filing of one or more pre-effective amendments to the Company’s registration statement on Form S-3 (Commission File No.: 333-235686)), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Securities pursuant to the Registration Statement, (ii) the issuance of the Agent Warrants and the Agent Warrant Shares, (iii) the issuance of shares of Common Stock upon the exercise or conversion of options or convertible securities outstanding on the date hereof (provided that such options or convertible securities are not amended or modified after the date hereof to lower the exercise or conversion price thereof or to increase the number of shares of Common Stock issuable in respect thereof), and (iv) the issuance of shares pursuant to the Company’s existing stock incentive plan as described in the Registration Statement and the Prospectus. In the event that during the applicable lock-up period, (A) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during the applicable lock-up period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such lock-up period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for the applicable lock-up period after the date of this Agreement, such person will not, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

6.      Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7.      Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, and (iii) if delivered by International Federal Express, two business days after so mailed addressed as follows:

(a)  if to the Company, to:

Moleculin Biotech, Inc.
5300 Memorial Drive, Suite 950
Houston, Texas 77007
Attention: Jonathan P. Foster, CFO

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP
100 North 18th Street

Philadelphia, Pennsylvania 19103

Attention: Cavas S. Pavri

(b)  if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.      Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.      Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.  Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).

13.  Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Shares and Warrants to such Investor.

14.  Press Release; 8-K Filing. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on February 6, 2020 issue a press release announcing the Offering and disclosing all material information regarding the Offering (the “Press Release”), and (b) as promptly as practicable on February 6, 2020 file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as an exhibit thereto. Effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality and similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. From and after the issuance of the Press Release, the Investor shall not be deemed to be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents.

15.  Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

16.  Assignability of Agreement. The Agreement and the Investor’s rights, obligations and interest under the Agreement, including the Terms and Conditions for Purchase of Securities, are not transferable or assignable by the Investor.

EXHIBIT A

MOLECULIN BIOTECH, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:	________________________
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:	________________________
3.	The mailing address of the registered holder listed in response to item 1 above:	________________________
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	________________________
5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	________________________
6.	DTC Participant Number:	________________________
7.	Name of Account at DTC Participant being credited with the Shares:	________________________
8.	Account Number at DTC Participant being credited with the Shares:	________________________

EXHIBIT B

FORM OF WARRANT